EXHIBIT 1.1
                           SALES AGENCY AGREEMENT

  This Agreement entered into this _____ day of _________________, 2002, by and between Western Feed Mills, Inc., a Kansas corporation (the "Company"), and Carey, Thomas, Hoover & Breault (the "Sales Agent"), with its principal offices located at 8080 East Central, Suite 200, Wichita, Kansas 67206.

WITNESSETH:

  WHEREAS, the Company  has an authorized capitalization of 50,000,000 shares of Common Stock, no par value (the "Common Shares"), and 30,000,000 shares of Preferred Stock (the "Preferred Shares") and as of the date hereof 5,842,596 of said common shares are currently issued and outstanding and none of the Preferred Shares have been issued and are outstanding.

  WHEREAS, the Sales Agent will use its best efforts to sell, for the account of the Company, a minimum of 17,500,000 Common Shares and a maximum of 35,000,000 Common Shares at a price of $0.40 per Common Share.

  WHEREAS, the term "Shares," as used herein, includes as many of the Common Shares as are issued and sold pursuant to the terms hereof unless the context indicates otherwise.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and intending to be legally bound the parties hereby agree as follows:

  I.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

  A. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-88484) on Form SB-2 and may have prepared and filed one or more amendments thereto covering the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), including the related preliminary prospectuses, each and all such preliminary prospectuses (together with all documents incorporated therein by reference) being herein referred to as the "Preliminary prospectus," and has prepared and proposes to file, prior to the effective date of such registration statement, an additional amendment to such registration statement, including a final prospectus, copies of which have heretofore been delivered to you. The Company will not, without Sales Agent's prior consent (which consent shall not be unreasonably withheld), file any other amendment thereto prior to the time such registration statement shall become effective or make any change in such form of final prospectus prior to the time it is first filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"). Such registration statement and prospectus, including all exhibits thereto and documents incorporated therein by reference, as finally amended and revised at the time the registration statement becomes effective are herein, respectively, called the "Registration Statement" and the "Prospectus," except that, if the prospectus first filed by the Company pursuant to Rule 424(b) of the Rules and Regulations shall differ from the Prospectus, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b).

  B. When the Registration Statement shall become effective and at all times subsequent thereto up to and including the Closing Date (as hereinafter defined), and, when any post-effective amendment thereof shall become effective, the Registration Statement (and any post-effective amendment thereof) will fully comply with the applicable provisions of the Securities Act and the Rules and Regulations thereunder, and the Registration Statement will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading, and when the Registration Statement shall become effective and at all times subsequent thereto up to and including the Closing Date, the Prospectus (and the Prospectus as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) will fully comply with the provisions of the Securities Act and the Rules and Regulations and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions in the Registration Statement or the Prospectus, or any amendment or supplement thereto, based upon written information furnished to the Company by Sales Agent specifically for use therein.

  C. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas and the Company has full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and as being conducted, and is in compliance in all material respects with all laws requiring its qualification to do business as a foreign corporation in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification.

  D. The Shares have been duly authorized, and when issued and delivered as contemplated by this Agreement, will have been validly issued and will be fully paid and non-assessable, and conform to the description thereof contained in the Prospectus. The certificates used to evidence the Shares will be in due and proper form. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

  E. This Agreement and the Escrow Agreement (as defined below) have each been duly authorized, executed and delivered by the Company and each of this Agreement and the Escrow Agreement constitutes a legal, valid and binding obligation of each of the Company enforceable in accordance with its terms and is in all respects in full compliance with all applicable provisions of the Securities Act.

  F. The execution and delivery of this Agreement and the Escrow Agreement and the performance by the Company hereunder and thereunder will not conflict with, result in a breach or violation of or constitute a default under any agreement or instrument to which the Company is a party or the corporate charter or by-laws of the Company or any law, order, rule, regulation, decree or injunction of any jurisdiction, court or governmental agency or body, and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the performance by the Company of this Agreement or the Escrow Agreement or the consummation by the company, of the transactions contemplated hereby or thereby, except such as may be required under the Securities Act, or state securities or Blue Sky laws.

  G. The Prospectus and the Preliminary Prospectus as originally filed or as amended and supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto will fully comply with the applicable provisions of the Securities Act and the Rules and Regulations and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  H. The Company has not given any information or made any representation in connection with the offering of the Shares, written or oral, other than as contained in the Prospectus or Preliminary Prospectus.

  II.  OFFERING AND SALE OF THE SHARES

  The Shares shall be offered on a best efforts basis directly by the Company and through the Sales Agent. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company appoints Sales Agent as its exclusive agent to effect sales of the Shares for the account of the Company at the offering price of $0.40 per Share and upon the other terms and conditions set forth herein and in the Prospectus, and Sales Agent agrees to use its best efforts as such agent to sell the Shares during the term of this Agreement upon the terms and conditions set forth herein and in the Prospectus. Sales Agent may in its discretion enter into one or more agreements with other broker-dealers for the purpose of effecting sales of the shares.

  Sales Agent's appointment shall commence upon the date of the execution of this Agreement, and shall continue for a period (such period, including any extension thereof as hereinafter provided, being herein called the "Offering Period") of 90 days from the effective date (the "Effective Date") of the Registration Statement (and for a period of up to 90 additional days if extended by agreement of the Company and Sales Agent), unless all of the Shares have previously been subscribed for. The offering will terminate and all amounts paid by applicants to purchase Shares will be promptly returned to them with interest as provided in the Prospectus and the Escrow Agreement (as hereinafter defined) (i) if subscriptions for at least 17,500,000 Shares (the "Minimum Offering") have not been received within the Offering Period,
  (ii) at any time by agreement of the Company and Sales Agent or (iii) this Agreement shall be terminated as provided herein.

  If subscriptions are received for at least the Minimum Offering, as compensation for Sales Agent's services hereunder, the Company will, at the Closing (as hereinafter defined), pay you commissions as follows:

  An amount equal to $0.00080 per Share (i e., 2.00% percent of the gross proceeds of the offering) resulting from the sale of Shares pursuant to the offering contemplated herein plus an amount equal to $0.0320 per share (i.e., 8% of the gross proceeds per share) with respect to those Shares subscribed for by applicants solicited by Sales Agent, provided however, that in no event shall the Sales Agents compensation exceed 8.00% of the gross proceeds of the offering.

  Sales Agent hereby acknowledges the Escrow Agreement (the "Escrow Agreement") between U.S. Bank National Association, as Escrow Agent, and the Company, a copy of which is attached hereto as Exhibit A. Sales Agent will promptly upon receipt by Sales Agent deliver all cash and checks received by Sales Agent from applicants to purchase Shares to the Company. Such cash or checks will be accompanied by one executed copy of the Subscription Application pursuant to which applications to purchase Shares are made, properly completed and executed and in the form of Exhibit 10.3 attached to Part II of the Form SB-2 Registration Statement ("Subscription Application"). All such cash or checks and executed copies of Subscription Application are to be deposited by the Escrow Agent, pursuant to the Escrow Agreement (the "Escrow Account") established by the Company with the Escrow Agent. All checks received by Sales Agent from applicants to purchase shall be made payable to "Western Feed Mills, Inc. Escrow Account." Sales Agent will promptly deliver to the Company one photocopy of each Subscription Agreement deposited in the Escrow Account. Promptly after receipt of a Subscription Application and the funds therefor by the Escrow Agent and delivery of a copy of the Subscription Application, the Company will mail an interim receipt, in the form annexed to the Escrow Agreement as Exhibit A, to each such applicant to purchase for the amount deposited in the Escrow Account on behalf of such applicant to purchase. Any entity selected by Sales Agent to process orders for Shares on behalf of applicants to purchase may deliver cash or checks and Subscription Applications received from such applicants directly to the Escrow Agent and deliver a photocopy of Subscription Applications so received directly to the Company.

  It is understood that Sales Agent shall have the right to refuse to forward to the Escrow Agent any Subscription Application, and in such event you shall promptly remit all funds received by Sales Agent to the person on whose behalf such funds were submitted to Sales Agent.

  III.  CLOSING

  Subject to the prior termination of the offering as provided herein, there shall be a closing (the "Closing") at the offices of Carey, Thomas, Hoover
  & Breault, 8080 East Central, Suite 200, Wichita, Kansas 67206, on the fifth business day immediately following the termination of the Offering Period (or at such other place or time not later than ten business days thereafter as Sales Agent and the Company shall determine) (the "Closing Date"). Such Closing shall include the following: (i) satisfaction of the conditions set forth in Section 8; (ii) payment for the Shares to the Company by release of funds from the Escrow Account and delivery to the Company of properly completed and executed Subscription Applications to each purchaser; (iii) deliver by the Company of certificates for the Shares purchased by each purchaser; and (iv) payment by the Company to Sales Agent, out of the funds held in the Escrow Account, of the commission referred to in Section 3 for each Share sold. The certificates for Shares to be delivered at the Closing will be in definitive form in such denominations and registered in such names as Sales Agent requests at least three business days prior to the Closing Date and will be made available at the above office for checking and packaging at least one full business day prior to the Closing Date.

  IV.  COVENANTS OF THE COMPANY

  The Company covenants and agrees with Sales Agent that:

  A. The Company will use its best efforts to cause the registration statement as filed and any subsequent amendments thereto to become effective as promptly as possible and will notify Sales Agent immediately and confirm in writing (i) when the Registration Statement and any amendment thereto shall have become effective or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of the institution or threatening by the Commission of any investigation or other proceeding that might result in the suspension of the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any such purpose or for the purpose of preventing the use of or noticing a deficiency in the Prospectus, any amended Prospectus or any supplement thereto. The Company will not file any post-effective amendment to the Registration Statement or supplement or amendment to the Preliminary Prospectus or the Prospectus or, prior to the completion of the offering of the Shares, make any supplement to the Prospectus, unless Sales Agent shall have been advised thereof and shall not have reasonably disapproved such amendment or supplement.

  B. If prior to the Closing Date or at any time thereafter when a prospectus relating to the Shares is required to be delivered under the Securities Act any event occurs as a result of which the Preliminary Prospectus or the Prospectus as then amended or supplemented would, in Sales Agent's judgment with the concurrence of Martindell, Swearer &
  Shaffer, LLP, counsel for the Sales Agent, include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Preliminary Prospectus or the Prospectus to comply with the Securities Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and, at the Company's expense, will prepare and furnish as many copies of any such amendment or supplement as you may reasonably request.

  C. Not later than sixteen months from the date hereof, the Company will make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of
  Section 11(a) of the Securities Act.

  D. The Company will furnish to Sales Agent copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as Sales Agent reasonably requests.


  E. The Company will use its best efforts to arrange for the qualification of the Shares under the laws of such jurisdictions as Sales Agent designates and will continue such qualifications in effect so long as required for the offering of the Shares as contemplated herein, provided that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any state in which it is not now so qualified.

  F. During the period of five years from the date hereof, the Company will furnish to Sales Agent, as soon as practicable after the end of each fiscal year, a copy of its annual report to securityholders for such fiscal year, and during such period the Company will also furnish to Sales Agent (i) as soon as available, a copy of each report or definite proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 (the "Securities Exchange Act") or mailed to securityholders and (ii) from time to time such other information concerning the Company as Sales Agent may reasonably request.

  G. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

  H. During the course of the offering of the Shares the Company will not take directly or indirectly any action designed to or that might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares.

  I. The Company will not give any information or make any representation in connection with the offering of the Shares, written or oral, other than as contained in the Prospectus or the Preliminary Prospectus.


  V.  EXPENSES

  Whether or not the transactions contemplated hereunder are consummated, the Company will pay all costs and expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs and expenses incurred in connection with: (i) the issuance, sale and delivery of the shares being offered hereby (including all transfer and other taxes thereon); (ii) the preparation, filing, printing, and delivery of the Registration Statement (including all exhibits thereto and documents incorporated therein by reference), the Preliminary Prospectus, the Prospectus and any amendments thereof and supplements thereto, the Blue Sky memorandum, this Agreement and related selling and other documents in connection with the offering (iii) the filing fees and expenses (including fees and disbursements of Sales Agent's counsel) incurred in connection with the qualification of the Shares under state securities or Blue Sky laws and the preparation of the Blue Sky memorandum for the offering and filing fees in connection with the review of the terms of the public offering of the Shares by the National Association of Securities Dealers, Inc. ("NASD"); (iv) the fees, disbursements and expenses of the accountants and counsel for the Company; (v) the fees of the Company's transfer agent and registrar; (vi) all expenses of obtaining approval for listing of the Shares on any stock exchange; (vii) the advertising costs (including tombstone advertisements, newspaper advertising, direct mailings to potential investors and fees and expenses of marketing consultants) of the offering approved in advance by the Company; (viii) the fees and expenses of Sales Agent's counsel, not to exceed $3,000; and (ix) all fees and expenses regarding the Escrow Agreement and Escrow Agent fees. It is understood that except as provided in this Section 5 and Section 6 Sales Agent will pay all of Sales Agent's costs and expenses, including travel, telephone, advertising, and fees, disbursements and expenses of Sales Agent's counsel, relating to the offering of the Shares.



  VI.  CONDITIONS OF SALES AGENT'S OBLIGATIONS

  Sales Agent's obligations to use its best efforts to sell the Shares as provided herein and the release of funds from the Escrow Account on the Closing Date shall be subject to the accuracy of the representations and warranties of the Company as of the date hereof and at the Closing Date, to the accuracy of the statements of the officers of the Company made pursuant to the provisions hereof, to the performance by the Company, of its respective obligations hereunder and to the following additional conditions:

  A. The Registration Statement shall have become effective not later than 9:00 A.M., New York time, on the day of this Agreement, or such later time or date as shall have been consented to by Sales Agent. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company, shall be contemplated, by the Commission.

  B. Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which, Sales Agent has concluded, after conferring with Sales Agent's counsel, is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

  C. Sales Agent shall received an opinion of Morris, Laing, Evans, Brock & Kennedy, Chartered, counsel for the Company, dated the Closing Date, to the effect that:

      1. The Company has been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Kansas and the Company has full corporate power and authority to own its property and conduct its business as described in the Prospectus, is in compliance in all material respects with all laws requiring its qualification to do business as a foreign corporation in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

      2. The Shares delivered on the Closing Date have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. The certificates used to evidence the Shares are in due and proper form. All actions of the Company in connection with the offer and sale of the Shares have been effected in compliance with applicable law;

      3. This Agreement has been duly authorized, executed and delivered by the Company, and (assuming due authorization, execution and delivery by Sales Agent) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditors rights generally and to equitable principles that may restrict the availability of remedies and except as rights to indemnity hereunder may be limited under the Securities Act;

      4. The Escrow Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties thereto) constitute the legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditors' rights generally and to equitable principles that may restrict the availability of remedies, and each such agreement is in all respects in full compliance with all applicable provisions of the Securities Act;

      5. All required action has been taken by the Company under the Securities Act and the Securities Exchange Act to make the public offering and consummate the sale of the Shares pursuant to this Agreement; the issue and sale by the Company of the Shares and the execution and delivery of this Agreement, the Custodian Agreement and the Escrow Agreement by the Company and the performance by the Company of its obligations hereunder and thereunder will not conflict with, result in a breach of, or constitute a default under any agreement or instrument known to such counsel to which the Company is a party or any applicable law, order, rule, regulation, decree or injunction of any jurisdiction, court or governmental agency or body or the corporate charter or by-laws of the Company; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the issuance or sale of the Shares by the Company or for the performance by the Company of this Agreement, or the Custodian Agreement or the consummation by the Company, of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act, and/or the Securities Exchange Act and such as may be required under state securities or Blue Sky laws in connection with the offering of the Shares as contemplated herein;

      6. The Escrow Agreement, having been duly authorized, executed and delivered by and (assuming due authorization, execution and delivery by) the other parties thereto constitutes its legal, valid and binding agreement, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditors' rights generally and to equitable principles that may restrict the availability of remedies; and the execution and delivery of this Agreement and the Escrow Agreement and the performance by the Company of its obligations hereunder and thereunder will not conflict with, result in a breach of, or constitute a default under any agreement or instrument known to such counsel to which it is a party or any applicable law, order, rule, regulation, decree or injunction of any jurisdiction, court or governmental agency or body or the corporate charter or by-laws of the Company;

      7. The Registration Statement and the Prospectus (except as to the financial information contained therein, as to which they need express no opinion) complied as to form in all material respects with the requirements of the Securities Act, and the rules and regulations of the Commission thereunder;

      8. The terms of the escrow established pursuant to the Escrow Agreement comply in all material respects with the requirements of Rule 10b-9 under the Securities Exchange Act.

      Such counsel shall also have stated that (i) the Registration Statement has become effective under the Securities Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purposes have been instituted or are pending or contemplated under the Securities Act; (ii) in the course of their review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of the Company and its independent accountants, no facts have come to their attention which would lead them to believe that either the Registration Statement as of its effective date or the Prospectus (except as to the financial information contained therein, as to which they need express no opinion), as of its issue date or thereafter to and including the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of the jurisdictions in which such counsel is admitted, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions of other counsel, satisfactory to Sales Agent. The opinion of counsel for the Company shall also state that the opinion of any other counsel on whom such counsel is relying is in form and substance satisfactory to such counsel and that, in such counsel's opinion, Sales Agent and they are justified in relying thereon.

      D.  Sales Agent shall have received from Martindell, Swearer &
      Shaffer, LLP, Sales Agent?s counsel, such opinion or opinions, dated such Closing Date, with respect to matters relating to the offering of the Shares as Sales Agent may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      E. Sales Agent shall have received a certificate of the chief executive officer and a principal financial or accounting officer of each of the Company dated the Closing Date, to the effect that:

          1. The representations and warranties herein of the Company are true and correct as of the Closing Date with the same force and effect as if made on that date;

          2. The Company has performed all of its obligations hereunder to be performed at or prior to the Closing Date; and

          3. Since the effective date of the Registration Statement, there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been so set forth, and any such amendment or supplement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      F. At the time of the signing of this Agreement and at the Closing Date, Sales Agent shall have received a letter of Varney & Associates, P.A., certified public accountants, dated the date of this Agreement or the Closing Date, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and stating in effect that:

          1. In their opinion the balance sheet included in the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations;

          2. On the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock or stockholders equity of the Company as compared with amounts shown on the balance sheet included in the Prospectus, except for such changes as are contemplated by the Prospectus and as are described in such letter; and

          3. They have confirmed such procedures with respect to certain information contained in the Prospectus as were previously agreed upon by Sales Agent and them.

      G. The Company shall have furnished to Sales Agent such additional certificates, if any, with respect to the representations and warranties of the Company contained herein as you shall reasonably have requested.

      H. Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in the condition (financial or otherwise) of the Company or in any pending action, suit, proceeding or investigation involving the Company whether or not arising from transactions in the ordinary course of business, that, in your reasonable judgment, is material and renders it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares on the Closing Date.

      I. No notice of disapproval shall have been issued or proceedings for that purpose shall have been instituted by the Commission, the NASD, or any state securities or Blue Sky authority with respect to the distribution arrangements relating to the offering of the Shares.

      The Company will furnish Sales Agent with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.


      VIII.  INDEMNIFICATION AND CONTRIBUTION.

      A. The Company will indemnify and hold harmless Sales Agent and each person, if any, who controls Sales Agent within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Sales Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Sales Agent and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by Sales Agent specifically for use therein; and provided further, that the indemnity agreement contained in this Section 8.A. with respect to any Preliminary Prospectus shall not inure to the benefit of you (or of any person controlling you) on account of any such losses, claims, damages, or liabilities (or actions in respect thereof), arising from the sale of any of the Shares to any person if Sales Agent shall have failed to send or give to such person with or prior to the delivery to Sales Agent by such person of a Subscription Application, a copy of the Prospectus or the Prospectus as amended or supplemented, if any amendments or supplements thereto shall have been furnished at or prior to the time of receipt by Sales Agent of such person's subscription application, to the extent that any such loss, claim, damage or liability results from an untrue statement or an omission which was corrected in the Prospectus or the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      B. Sales Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities
      (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Preliminary Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Sales Agent specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Sales Agent may otherwise have.

      C.  Promptly after receipt by an indemnified party under this
      Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

      D. If the indemnification provided for in subsection A, B or C of this Section 8 is for any reason, other than as specified in such subsections, unavailable and the Company or Sales Agent have been required to pay damages as a result of a determination by a court that the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, then the Company shall contribute to the damages paid by Sales Agent, and Sales Agent shall contribute to the damages paid by the Company, but in each case only to the extent that such damages arise out of or are based upon such untrue statement or omission in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand and Sales Agent on the other in connection with the statements or omissions which resulted in such damages as well as any other relevant equitable considerations.

      E. The relative fault of the Company on the one hand and Sales Agent on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the hand or by Sales Agent on the other, and the parties relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Sales Agent agree that it would not be just and equitable if their respective obligations to contribute pursuant to this Section 8.E. were to be determined by pro rata allocation of the aggregate damages or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 8.E. For purposes of this Section 8.E., the term "damages" shall include any legal or other expenses reasonably incurred by the Company or Sales Agent in connection with investigating or defending against any action or claim which is the subject of the contribution provisions of this
      Section 8.E. Notwithstanding the provisions of this Section 8.E., Sales Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed to the public were offered to the public exceeds the amount of any damages which Sales Agent have otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      IV.  TERMINATION

      Sales Agent shall have the right to terminate this Agreement and the offering of the Shares at any time prior to the Closing if, between the date hereof and the Closing Date, there shall have been any declaration of war by the Government of the United States, the Armed Forces of the United States shall be engaged in any major hostilities, or any event shall have occurred resulting in (i) the closing of the New York Stock Exchange or the American Stock Exchange, (ii) the general suspension of trading on either such Exchange, (iii) the general establishment of minimum prices by either such Exchange or by the Commission, or (iv) the declaration of a bank moratorium by authorities of the United States or of the State of New York, the effect of which in your judgment makes it impracticable or inadvisable to proceed with the offering.

      V.  REPRESENTATIONS INDEMNITIES TO SURVIVE DELIVERY

      The respective indemnities, agreements, representations, warranties and other statements of Company and its officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of Sales Agent, the Company or any of its officers, directors or controlling persons, and will survive payment to the Company for the Shares. If this Agreement is terminated pursuant to Section 9 hereof or if for any reason the sale of the Shares is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Sections
      5 and 6 and to Sales Agent pursuant to Section 8 shall remain in effect.

      VI.  NOTICES

      All communications hereunder will be in writing and, if sent to Sales Agent, will be mailed, delivered, or telegraphed and confirmed to Sales Agent at 8080 East Central, Suite 200, Wichita, Kansas 67206,
      Attention: Mr. Jeff Breault; if sent to the Company, will be mailed, delivered, or telegraphed and confirmed to it at Route 1, Sale Barn Road, P.O. Box 596, Cedar Vale, Kansas 67024, Attention: Chairman of the Board and President.

      VII.  SUCCESSORS

      This Agreement will inure to the benefit and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

      VIII.  GOVERNING LAW

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kansas.

      IV.  COUNTERPARTS

      This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                      WESTERN FEED MILLS, INC.


                                      By: ___________________________________
                                          Fred Rayburn,
                                          Chairman of the Board and President

                                      CAREY, THOMAS, HOOVER & BREAULT


                                      By: ___________________________________
                                          Jeff Breault
                       _________________________